UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2023

BIO-key International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E
Wall, NJ 07719
(Address of principal executive offices)

(732) 359-1100
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on January 12, 2023 BIO-key International, Inc. (the “Company”) received a letter from the staff of The Nasdaq Stock Market LLC (the “Nasdaq”) stating that the Company did not satisfy the continued listing requirement to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), as the Company’s closing bid price was less than $1.00 per share for the 30 consecutive business days prior the date of the Nasdaq letter.

On July 12, 2023, the Company received a letter from Nasdaq (the “Letter”) stating that although the Company had not regained compliance with the Bid Price Rule, Nasdaq determined that the Company is eligible for an additional 180-day period, or until January 8, 2024, to regain compliance with the Bid Price Rule. In the Letter, Nasdaq stated that its determination was based on (i) the Company meeting the continued listing requirement for market value of its publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the minimum bid price requirement, and (ii) the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this second 180-day compliance period, the closing bid price of the Company’s common stock is at least $1 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance to the Company and this matter will be closed. If compliance cannot be demonstrated by January 8, 2024, Nasdaq will provide written notification that the common stock will be delisted. At that time, the Company would have an opportunity to appeal the delisting determination to a Nasdaq Listing Qualifications Panel. The Company intends to monitor the closing bid price of its common stock and if required to maintain the listing of its common stock on Nasdaq Capital Market, effect a reverse stock split during this second 180-day compliance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: July 14, 2023
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer